SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                                FILM ROMAN, INC.
             (Exact Name of Registrant as Specified in Its Charter)

                                    DELAWARE
         (State or Other Jurisdiction of Incorporation or Organization)

                                   95-4585357
                      (I.R.S. Employer Identification No.)

                       12020 CHANDLER BOULEVARD, SUITE 200
                           NORTH HOLLYWOOD, CALIFORNIA
                    (Address of Principal Executive Offices)

                    NON-EMPLOYEE DIRECTORS STOCK OPTION PLAN
                            (Full Title of the Plan)

                                WILLIAM A. SHPALL
                             CHIEF OPERATING OFFICER
                                FILM ROMAN, INC.
                       12020 CHANDLER BOULEVARD, SUITE 200
                         NORTH HOLLYWOOD, CALIFORNIA              91607
                      (Name and Address of Agent for Service)   (Zip Code)

                                 (818) 761-2544
          (Telephone Number, Including Area Code, of Agent for Service)


                                   Copies to:
                          LINDA GIUNTA MICHAELSON, ESQ.
                    TROOP STEUBER PASICH REDDICK & TOBEY, LLP
                       2029 CENTURY PARK EAST, 24TH FLOOR
                          LOS ANGELES, CALIFORNIA 90067
                                 (310) 728-3000

                         CALCULATION OF REGISTRATION FEE
=====================================================================================================
                                            Proposed Maximum     Proposed Maximum
Title of Securities to be   Amount to be    Offering Price Per   Aggregate Offering      Amount of
      Registered             Registered          Share(1)             Price(1)       Registration Fee
-----------------------------------------------------------------------------------------------------
Common Stock                100,000 Shares       $1.25                $125,000              $34.75
=====================================================================================================

(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan(s) described herein.

(2) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(h)(1) under the Securities Act of 1933, as amended, and based upon the average of the bid and asked prices of the Common Stock on the Nasdaq National Market on October 22, 1999.

                                     PART I

                INFORMATION REQUIRED IN SECTION 10(A) PROSPECTUS


ITEM 1.  PLAN INFORMATION.*

ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.*

         * Information required by Part I to be contained in the Section 10(a) prospectus is omitted from the Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended, and the Note to Part I of Form S-8.


                               PART II

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents are incorporated herein by reference:

         (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1998.

         (b) The Registrant's Report on Form 10-Q for the quarter ended March 31, 1999.

         (c) The Registrant's Report on Form 10-Q for the quarter ended June 30, 1999.

         (d) The description of the Common Stock of Film Roman, Inc. (the "Company") contained in the Registration Statement on Form S-1 filed with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended, on May 17, 1996 (Registration No. 33-03987), as amended by Amendment No. 1 filed with the Commission on July 12, 1996, as amended by Amendment No. 2 filed with the Commission on September 10, 1996, as amended by Amendment No. 3 filed with the Commission on September 30, 1996 and a prospectus filed with the Commission on October 2, 1996.

         (e) All documents subsequently filed by Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.


ITEM 4.  DESCRIPTION OF SECURITIES.

         See Item 3(c) above.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         None.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Certificate of Incorporation provides that a director of the Company will not be personally liable to the Company or its stockholders for monetary damages for any breach of fiduciary duty as a director, except in certain cases where liability is mandated by the DGCL. The provision has no effect on any non-monetary remedies that may be available to the Company or its stockholders, nor does it relieve the Company or its directors from compliance with federal or state securities laws.

         Section 145 of the Delaware General Corporation Law provides in relevant part that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful.

         In addition, Section 145 provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper. Delaware law further provides that nothing in the above-described provisions shall be deemed exclusive of any other rights to indemnification or advancement of expenses to which any person may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

         The Bylaws of the Company generally provide that the Company shall indemnify, to the fullest extent permitted by law, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit, investigation, administrative hearing or any other proceeding (each, a "Proceeding") by reason of the fact that he is or was a director or officer of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another entity, against expenses (including attorneys' fees) and losses, claims, liabilities, judgments, fines and amounts paid in settlement actually incurred by him in connection with such Proceeding. The Company has entered into agreements to provide indemnification for the Company's directors and executive officers in addition to the indemnification provided for in the Bylaws. These agreements, among other things, indemnify the Company's directors and executive officers for certain expenses (including attorney's fees), and all losses, claims, liabilities, judgments, fines and settlement amounts incurred by such person arising out of or in connection with such person's services as a director or officer of the Company to the fullest extent permitted by applicable law.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

         4.1   Non-Employee Director Stock Option Plan.

         5.1 Opinion of Troop Steuber Pasich Reddick & Tobey, LLP regarding validity of securities.

         23.1  Consent of Ernst & Young LLP.

         23.2 Consent of Troop Steuber Pasich Reddick & Tobey, LLP (included in Exhibit 5.1).

         24.1  Power of Attorney (included on page 6).


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


ITEM 9.  UNDERTAKINGS.

         (a)   The undersigned Registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                    (i) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by the director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Registrant will, unless in the opinion of the counsel the matter has been settled by controlling precedent, submit to the appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on this 28th day of October, 1999.


                                     FILM ROMAN, INC.
                                         (Registrant)


                                     By:   /s/ William A. Shpall
                                          -----------------------------------
                                          William A. Shpall,
                                          Chief Operating Officer

                                POWER OF ATTORNEY

          Each person whose signature appears below constitutes and appoints William Shpall and Jon F. Vein, and each of them, as his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated.


    SIGNATURE                     Title                            Date
    ---------                     -----                            ----

/s/ William Shpall
-----------------------  Chief Operating Officer              October 28, 1999
WILLIAM SHPALL           (Principal Executive Officer)

/s/ Gregory Arsenault
-----------------------  Senior Vice President                October 28, 1999
GREGORY ARSENAULT        Finance and Administration
                         (Principal Accounting and
                         Financial Officer)

/s/ Robert Cresci        Director                             October 28, 1999
-----------------------
ROBERT CRESCI

/s/ Peter Mainstain      Director                             October 26, 1999
-----------------------
PETER MAINSTAIN

/s/ Dixon Q. Dern        Director                             October 26, 1999
-----------------------
DIXON Q. DERN

/s/ Daniel Villanueva    Director                             October 26, 1999
-----------------------
DANIEL VILLANUEVA

                                  EXHIBIT INDEX


EXHIBIT NO.                   EXHIBIT DESCRIPTION

   4.1    Non-Employee Director Stock Option Plan.

   5.1 Opinion of Troop Steuber Pasich Reddick & Tobey, LLP regarding validity of securities.

   23.1   Consent Ernst & Young LLP.

   23.2   Consent of Troop Steuber Pasich Reddick & Tobey, LLP (included in
          Exhibit 5.1).

   24.1 Power of Attorney (included as part of the Signature Page of this Registration Statement).


                                        7